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                                                                    EXHIBIT 99.1



                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Shareholders of BTG, Inc.:

We have audited the accompanying consolidated balance sheets of BTG, Inc. and subsidiaries (the Company) as of March 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity, cash flows and comprehensive income for the years then ended. Our audit also included the financial statement schedule (Schedule II) for the years ended March 31, 2001 and 2000. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of BTG, Inc. and subsidiaries as of March 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.


/s/ Deloitte & Touche LLP


McLean, Virginia
May 21, 2001










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